UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2014

EQUINIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-31293 (Commission File Number)	77-0487526 (I.R.S. Employer Identification Number)

One Lagoon Drive, 4th Floor

Redwood City, California 94065

(650) 598-6000

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 27, 2014, Equinix LLC, a wholly-owned subsidiary of Equinix, Inc. (“Equinix”), and Digital 1350 Duane, LLC entered into a lease agreement (the “Lease Agreement”) for approximately 160,000 square feet of data center space in a building currently occupied and operated by Equinix in Santa Clara, California (“SV2”). The Lease Agreement for SV2 has an initial fixed term of 15 years after commencement, with two options to renew at 9.5 years each, effectively extending the term of the Lease Agreement to 2048. The total rent obligation over the initial term of the Lease Agreement is approximately $180 million.

Digital Realty Trust, or its affiliates, is currently Equinix’s landlord at other data center properties in the United States and in France.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-balance Sheet Arrangement of a Registrant.

Please refer to the description of the Lease Agreement disclosed in Item 1.01 above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: March 31, 2014	EQUINIX, INC.

	By:	/s/ Keith D. Taylor
Keith D. Taylor
Chief Financial Officer

3